UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 25, 2026

GE Vernova Inc.
(Exact name of registrant as specified in its charter)

Delaware			001-41966	92-2646542
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

58 Charles Street,	Cambridge,	MA		02141
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (617) 674-7555

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2026, Kenneth Parks, Chief Financial Officer of GE Vernova Inc. (the "Company"), has decided to retire on April 2, 2027 (the "Retirement Date"). From the six months preceding the Company's spin-off through the present day, Mr. Parks' insight and guidance have been invaluable at critical moments in GE Vernova's success, and he has been a trusted partner to Chief Executive Officer Scott Strazik and a vital resource to the Board of Directors and the Company's businesses. From January 1 to the Retirement Date, he will serve as strategic advisor to Mr. Strazik, and the Company wishes him the best in retirement.

Effective January 1, 2027, Claire McDonough will become Chief Financial Officer of GE Vernova, succeeding Mr. Parks. She will join the Company as strategic advisor to Mr. Strazik on November 1, 2026, ahead of that appointment.

Ms. McDonough, age 45, has served as Chief Financial Officer of Rivian Automotive, Inc., an electric vehicle manufacturer, since January 2021. Prior to Rivian, Ms. McDonough served in various roles at J.P. Morgan and Fairway Market. She has served on the board of directors of AutoZone, Inc. since April 2025. Ms. McDonough was not selected as an officer pursuant to any arrangement or understanding, has no family relationship with any Company director or executive officer, and is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, the Company entered into an offer letter, dated August 25, 2026 (the "Offer Letter"), providing for base salary of $1,000,000, a target Annual Incentive Plan opportunity of 100% of base salary (prorated for 2026), and a 2024 Long-Term Incentive Plan (the "LTIP") equity award with a target grant value of $5,225,000, expected in 2027. The Offer Letter also provides make-whole awards for compensation forfeited on leaving her current employer: a one-time LTIP award valued at $14,500,000 (50% RSUs, 50% PSUs), with RSUs vesting over three years (33%, 33% and 34%) and PSUs vesting after three years, both accelerating on a termination without Cause (as defined in the Offer Letter); and a $5,000,000 cash sign-on payment, repayable in full if she resigns within 12 months or engages in conduct constituting Cause.

In connection with Mr. Parks’ retirement, the Company and Mr. Parks entered into a Resignation Agreement, dated August 25, 2026 (the "Resignation Agreement"), providing for continued salary and benefits through the Retirement Date, eligibility for a 2026 annual incentive bonus and a prorated 2027 bonus at target performance (payable within 60 days after the Retirement Date), and forfeiture of unvested equity awards as of the Retirement Date.

The foregoing summaries are qualified in their entirety by the full text of the agreements, which will be filed as exhibits to the Company's Form 10-Q for the quarter ending September 30, 2026, and are incorporated by reference into this Item 5.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE Vernova Inc.
(Registrant)

Date: August 27, 2026	/s/ Richmond Glasgow
Richmond Glasgow Vice President, Chief Corporate Counsel